Exhibit 10.2

Tripadvisor, Inc.

Deferred Compensation Plan for Non-Employee Directors

(Amended and Restated on June 19, 2026)

1.
PURPOSE. The purpose of the Tripadvisor, Inc. Deferred Compensation Plan for Non-Employee Directors (this "Plan") is to provide non-employee directors of Tripadvisor, Inc., a Nevada corporation (or any successor thereto) (the ''Company"), with an opportunity to defer, on the terms and conditions set forth herein, the compensation paid to them.

All capitalized terms used herein, to the extent not defined, shall have the meanings set forth in the Company’s 2023 Stock and Annual Incentive Plan as amended from time to time, or any successor plan (the “Stock Plan”).

2.
ELIGIBILITY. Any member of the Board of Directors of the Company (the "Board") who is not an employee of the Company (an “Eligible Individual”) is eligible to participate in this Plan.
3.
ELECTION TO DEFER COMPENSATION.
(a)
Any Eligible Individual shall be entitled to defer certain compensation payable to such Eligible Individual for services (including any periodic and/or annual retainer, Board and committee meeting fees (including any special committee fees) and any additional retainer payable for services as a chair or member of a committee of the Board but excluding expense reimbursements, amounts realized upon the sale of stock or any other amounts paid to the Eligible Individual) performed as a director of the Company. Such compensation eligible for deferral pursuant to this Plan are (i) fees payable in cash (“Cash Awards”) and (ii) fees payable in restricted stock units (“RSUs”) (“Eligible Equity” and, together with Cash Awards, the “Eligible Fees”). For avoidance of doubt, fees payable in the form of shares of restricted shares (“Restricted Shares”) are not eligible for deferral under this Plan.
(b)
An Eligible Individual newly elected or appointed to the Board who has not performed services for the Company or its subsidiaries during the 24-month period ending on the date of the Eligible Individual’s election or appointment to the Board may elect to defer Eligible Fees within the 30-day period following his or her initial election or appointment to the Board, which election shall apply only to Eligible Fees earned for services performed after the date of such election. An Eligible Individual currently serving on the Board who has either (i) not previously elected to defer Eligible Fees or (ii) discontinued (or wishes to modify) a prior election to defer Eligible Fees may elect to defer Eligible Fees (or modify an existing deferral election) by giving written notice to the Company on or prior to December 15 of each year (or such other date as may be determined from time to time by the Secretary or Assistant Secretary of the Company in accordance with Section 9 of this Plan and in compliance with applicable law).
(c)
Any such election described in the immediately preceding sentence shall only apply to Eligible Fees earned for services performed during the calendar year following such written notice. The effectiveness of a given election shall continue until the Eligible Individual’s Separation from Service, as defined in Section 13 of the Plan, or until the end of the calendar year during which the Eligible Individual gives the Company written notice of its discontinuance or modification, whichever shall occur first. Any notice of discontinuance or modification shall operate prospectively from the first day of the calendar year following the receipt of such written notice by the Secretary or Assistant Secretary of the Company, and Eligible Fees payable during any subsequent calendar year either shall be paid (absent any timely future deferral election) or deferred in accordance with the terms of the discontinuance or modified election, as applicable; provided, however, that Eligible Fees theretofore deferred shall continue to be deferred and shall be paid in accordance with the notice of election pursuant to which they were deferred. All written notices regarding deferral elections and/or the discontinuance or modification of prior deferral elections shall be made on a form prescribed by the Company.

(d)
Each deferral election shall be made in writing, on a form prescribed by the Company, and shall include:

(i) the percentage or amount of the Cash Award to be deferred (the “Deferred Cash”) and its allocation between an interest-bearing cash account (the “Cash Fund”) or notional units of Company common stock (“Common Stock”) credited to a participant's account (“Share Units”); and

(ii) an election to defer all (or none) of the Eligible Equity (the “Deferred Equity”).

4.
DEFERRED COMPENSATION ACCOUNTS. In the case of the Eligible Individual’s Deferred Cash , the Company shall establish a book-entry account for each Eligible Individual to record the Eligible Individual’s Deferred Cash (the “Deferred Cash Account”). In the case of the Eligible Individual’s Deferred Equity, the Company shall establish a book-entry account for each Eligible Individual to record the Eligible Individual’s Deferred Equity (the “Deferred Equity Account”).
(a)
For Deferred Cash allocated by the Eligible Individual to the Cash Fund:
(i)
at the time the Eligible Fees otherwise would have been payable, the Company will credit the Deferred Cash Account with the amount of the Deferred Cash that the Eligible Individual has elected to defer; and
(ii)
at the end of each calendar year or portion of a year, the Deferred Cash Account will be credited with deemed interest, at an annual rate equivalent to the weighted average prime or base lending rate of JP Morgan Chase Bank (including any successor thereto or such other financial institution that may be selected from time to time by the Secretary or Assistant Secretary of the Company in accordance with Section 9 of the Plan and in accordance with applicable law) for the relevant year or portion thereof (the “Interest Equivalents”), upon the average daily balance in the Deferred Cash Account during such year or portion thereof.
(b)
For Deferred Cash allocated by the Eligible Individual to Share Units:
(i)
at the time the Eligible Fees would otherwise have been payable, (A) the Deferred Cash Account will be credited with the amount of the Deferred Cash that the Eligible Individual has elected to defer and (B) such amount of the Deferred Cash shall be converted on such date in book entry to a number of Share Units (computed to the nearest 1/1000 of a share) equal to the number of shares of Common Stock that could have been purchased on such date with such amount of Deferred Cash, using the closing price for the Common Stock on such date (or, if such date is not a trading day, on the next preceding trading day) on The Nasdaq Global Market (“Nasdaq”) or, if the Common Stock is not then listed or quoted on Nasdaq, the principal stock exchange on which the Common Stock is then traded;
(ii)
on each date on which a cash dividend is paid on the Common Stock, the Deferred Cash Account will be credited with the number of Share Units (computed to the nearest 1/1000 of a share) which theoretically could have been purchased with the amount of cash dividends payable on the number of shares of Common Stock equal to the number of Share Units in the Eligible Individual's Deferred Cash Account immediately prior to the payment of such dividend; the number of additional Share Units shall be calculated as in Section 4(b)(i) above, provided that, with respect to the payment of any other dividends, the Share Units in the Deferred Cash Account shall be adjusted in the manner provided in

Section 6(d); and
(iii)
on the date of the occurrence of any event described in Section 6(d) below, the Deferred Cash Account will be credited with the number of Share Units necessary for an equitable adjustment, which adjustment shall be determined in accordance with Sections 6(d) and 9 of this Plan and in accordance with applicable law.
(c)
With respect to Deferred Equity:
(i)
at the time the Eligible Equity would otherwise have been granted, Deferred Equity shall be credited to the Deferred Equity Account in the form of Share Units. For the avoidance of doubt, any Share Units in the Deferred Equity Account, and any related dividend equivalents, shall remain subject to forfeiture and vesting in accordance with the terms of the applicable award agreement governing the Deferred Equity.
(ii)
on each date on which a cash dividend is paid on the Common Stock, the Deferred Equity Account will be credited with the number of Share Units (computed to the nearest 1/1000 of a share) which theoretically could have been purchased with the amount of cash dividends payable on the number of shares of Common Stock equal to the number of Share Units in the Eligible Individual’s Deferred Equity Account immediately prior to the payment of such dividend; the number of additional Share Units shall be calculated as in Section 4(b)(i) above, provided that, with respect to the payment of any other dividends, the Share Units in the Deferred Equity Account shall be adjusted in the manner provided in Section 6(d); and
(iii)
on the date of the occurrence of any event described in Section 6(d) below, the Deferred Equity Account will be credited with the number of Share Units necessary for an equitable adjustment, which adjustment shall be determined in accordance with Sections 6(d) and 9 of this Plan and in accordance with applicable law.
5.
VALUE OF DEFERRED COMPENSATION ACCOUNTS.

(a) The value of the Eligible Individual's Deferred Cash Account on any date shall consist of (a) in the case of the Cash Fund, the sum of the Deferred Cash credited in accordance with Section 4(a) above and the Interest Equivalents credited through such date, and (b) in the case of the Share Units, the Fair Market Value of the corresponding number of shares of Common Stock on such date. An Eligible Individual's Deferred Cash Account shall be credited with Interest Equivalents or additional Share Units, if any, as applicable for so long as there is an outstanding balance credited to the Eligible Individual's Deferred Cash Account.

(b) The value of the Eligible Individual’s Deferred Equity Account on any date shall consist of the Fair Market Value of the corresponding number of shares of Common Stock on such date. An Eligible Individual’s Deferred Equity Account shall be credited with additional Share Units, if any, as applicable for so long as there is an outstanding balance credited to the Eligible Individual’s Deferred Equity Account.

6.
PAYMENT OF DEFERRED CASH AND DEFERRED EQUITY. No payment shall be made from an Eligible Individual's Deferred Cash Account or Deferred Equity Account except as follows:
(a)
The balance of Deferred Cash and Interest Equivalents in an Eligible Individual's Deferred Cash Account credited to the Cash Fund shall be paid in cash in a lump sum on January 15 of the calendar year following the calendar year in which the Eligible Individual’s Separation from Service occurs.
(b)
The balance of Deferred Cash and Interest Equivalents in an Eligible Individual's Deferred Cash Account credited to Share Units shall be paid in the number of actual shares of Common Stock equal to the whole number of Share Units in the Eligible Individual's Deferred Cash Account. This payment will be made in a lump sum on January 15 of the calendar year following the calendar year in which the Eligible Individual’s Separation from Service occurs. A cash payment in lieu of a fractional share of Common Stock issuable in respect of a fractional Share Unit, if applicable, shall be made with the last payment.
(c)
The balance of Deferred Equity in an Eligible Individual’s Deferred Equity Account will be settled in shares of Common Stock equal to the whole number of Share Units in the Eligible Individual’s Deferred Equity Account in lump sum on January 15 of the calendar year following the calendar year in which the Eligible Individual’s Separation from Service occurs. A cash payment in lieu of a fractional share of Common Stock issuable in respect of a fractional Share Unit, if applicable, shall be made with the last payment.
(d)
In the event of a Corporate Transaction or a Share Change, the Board or the Compensation Committee of the Board (or such other Committee as the Board may from time to time designate) (the "Committee") shall make such equitable substitutions or adjustments in the aggregate number of Share Units in an Eligible Individual's Deferred Cash Account or Deferred Equity Account, in the form or type of property represented by such Share Units and in the number and kind of shares reserved for issuance as the Board or the Committee deems appropriate. Any successor corporation or other acquirer of the Company shall be required to assume the Company's obligations hereunder and substitute an appropriate number of shares of stock or other equity measure of such successor entity for Share Units.
7.
ELIGIBLE INDIVIDUAL'S RIGHTS UNSECURED. The right of an Eligible Individual to receive any unpaid portion of the Eligible Individual's Deferred Cash Account and/or Deferred Equity Account shall be an unsecured claim against the general assets of the Company.
8.
NONASSIGNABILITY. The right of an Eligible Individual to receive any unpaid portion of the Eligible Individual’s Deferred Cash Account and/or Deferred Equity Account shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.
9.
ADMINISTRATION. This Plan shall be administered by the Secretary or Assistant Secretary of the Company, each of whom shall individually have the authority to interpret the Plan, establish, amend and rescind rules and regulations, make factual determinations and take any action necessary for the administration of the Plan. The Secretary or Assistant Secretary may delegate administrative duties and consult with advisors as needed. The Secretary or Assistant Secretary may establish separate sub-accounts for deferrals made in respect of different Plan years and may prescribe additional procedures for the administration of deferred Eligible Equity.
10.
SETTLEMENT OF SHARE UNITS. Share Units in Deferred Cash Accounts and Deferred Equity Accounts of all eligible directors, and, subject to Section 6(d) of the Plan, shall be issued from the Company’s Stock Plan, subject to adjustment as provided in herein.
11.
CONDITIONS UPON ISSUANCE OF COMMON STOCK. Shares shall not be issued pursuant to the Plan unless the issuance and delivery of such shares pursuant hereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

12.
AMENDMENT AND TERMINATION. This Plan may be amended, modified or terminated at any time by either the Committee or the Board; provided, however, that no such amendment, modification or termination shall, without the consent of an Eligible Individual, adversely affect such Eligible Individual’s rights with respect to amounts theretofore accrued to the Eligible Individual’s Deferred Cash Account or Deferred Equity Account and any amendment or termination of the Plan shall be effected in accordance with the requirements of Section 409A of the Code.

13.
SECTION 409A OF THE CODE.
(a)
The terms and conditions of the Plan are intended to comply (and shall be interpreted in accordance) with Section 409A of the Code and the regulations thereunder.
(b)
For purposes of this Plan, “Separation from Service” shall mean a “separation from service,” as defined in Section 409A of the Code.
(c)
No action shall be taken under the Plan that will cause any Deferred Cash Account or Deferred Equity Account to fail to comply in any respect with Section 409A of the Code without the written consent of the Eligible Individual.
(d)
Any adjustments to Share Units, Deferred Equity Units and/or cash payments made pursuant to paragraph 6(c) shall be made (i) in compliance with the requirements of Section 409A of the Code and (ii) in such a manner as to ensure that after such adjustment and/or cash payment the Share Units, Deferred Equity Units and Deferred Fees comply with the requirements of Section 409A of the Code.
(e)
Notwithstanding any other provision of this Plan to the contrary, if the Eligible Individual is a Specified Employee at the time of his or her Separation from Service, any payment to be made to an Eligible Individual upon his or her Separation from Service shall be delayed until the earlier of (i) first day of the seventh month following his or her Separation from Service or (ii) the Eligible Individual’s death. For purposes of this Plan, “Specified Employee” shall mean any Eligible Individual who is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof), as determined by the Company in accordance with its uniform policy with respect to all arrangements subject to Section 409A of the Code, based upon the twelve (12) month period ending on each December 31st. All Eligible Individuals who are determined to be key employees under Section 416(i)(l)(A)(i), (ii) or (iii) (without regard to paragraph (5) thereof) of the Code on December 31st shall be treated as Specified Employees for purposes of the Plan during the twelve(12) month period that begins on the following April 1st.
(f)
For purposes of this Plan, “Disability” shall mean a disability within the meaning of Section 409A of the Code.

TRIPADVISOR, INC.

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN ELECTION

Capitalized terms used in this Election Form shall have the meaning set forth in the Deferred Compensation Plan for Non-Employee Directors. Pursuant to this Plan, as an Eligible Individual, the undersigned hereby elects to make the following elections regarding the deferral of Eligible Fees:

Cash Awards - ____________ (check box, if applicable)

Pursuant to Section 4 of the Deferred Compensation Plan for Non-Employee Directors (the “Plan”), the undersigned hereby elects to defer ________ % of all future payments with respect to the annual cash retainer fees for service on the Board of Directors of the Company and committees thereof in accordance with the terms of the Plan.

Of such amount, ________ % shall be deferred to Share Units representing shares of Common Stock and ________ % shall be deferred to the Cash Fund.

Eligible Equity - ____________ (check box, if applicable)

Pursuant to Section 4 of the Plan, the undersigned hereby elects to defer 100% of any Eligible Equity granted in the form of RSUs for service on the Board of Directors of the Company. Deferred Equity will be credited on the Grant Date to a Deferred Equity Account in the form of Share Units.

The foregoing election(s) will apply only to Eligible Fees earned for services performed after December 31st, and the election will remain in effect until the end of the calendar year during which you give the Secretary or Assistant Secretary written notice of its discontinuance or modification.

Except as otherwise provided by the Plan, the compensation deferred pursuant to this election and any subsequent election is to be paid to the undersigned in a single lump-sum payment in cash or shares of Common Stock, as the case may be, to be paid on January 15th of the year following the year in which the undersigned’s Separation from Service occurs.

It is understood that this election must be submitted to the Secretary of the Company by December 31st each year, for directors to begin deferrals for payments otherwise to be received beginning in the next calendar year.

By checking the Eligible Equity box above, you acknowledge your choice to receive your future equity compensation in the form of RSUs subject to the deferral rules of this Plan. If you wish to receive your equity compensation in the form of Restricted Shares (and potentially utilize an IRC Section 83(b) tax election), you may not check the equity deferral box above.

The undersigned hereby acknowledges that this election is subject to the terms of the Plan.

Date: ______________________

Name:

Received on behalf of Tripadvisor, Inc.:

Date: ______________________

By:

Name:

Title: